UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2011

PARK BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-20867	36-4082530
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
5400 South Pulaski Road Chicago, IL		60632 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (773) 582-8616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2011, Park Bancorp, Inc. (the “Company”) and its subsidiary Park Federal Savings Bank (the “Bank”), announced several changes to the Board of Directors and management of the Company and the Bank, all effective on October 1, 2011.  The Company’s Board of Directors appointed Paul Shukis to serve as Chairman of the Board of the Company replacing David A. Remijas.  Mr. Shukis, 59, has served as a director of the Company since its formation in 1996 and as a director of the Bank since 1993 and is President of Shukis Realty and Development Company.  David A. Remijas was appointed as President and will continue to serve as a director and Chief Executive Officer of the Company.  Also, Victor E. Caputo, 66, Treasurer and Chief Financial Officer of the Company and the Bank since November 2008, was appointed to the Board of Directors of the Company.  Prior to joining the Company in 2008, Mr. Caputo was President and Chief Executive Officer of All American Bank in Des Plaines, Illinois, from 2006 to 2008.  Finally, Richard J. Remijas, Jr. was appointed as Executive Vice President and will continue as Chief Operating Officer of the Company.

With regard to the director and management changes at the Bank, Mr. Caputo was appointed to the board of directors and was named Chairman and Chief Executive Officer of the Bank replacing David A. Remijas who became Executive Vice President and Chief Lending Officer of the Bank and remains as a director.  Mr. Caputo will remain as Chief Financial Officer of the Bank until his successor is hired.

Attached as Exhibit 99.1 is a copy of the Company’s press release relating to these directors and officers changes, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
99.1	Press release dated October 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK BANCORP, INC.

Date: October 3, 2011	By:	/s/David A. Remijas
David A. Remijas
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
99.1	Press release dated October 3, 2011.